Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                              www.rivierahotel.com



FOR FURTHER INFORMATION:


AT THE COMPANY:                                  INVESTOR RELATIONS CONTACT:
CONTACT:
Mark Lefever, Treasurer and CFO                  Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                             (208) 241-3704 Voice
(702) 794-9442 Fax                               (208) 232-5317 Fax
Email:  mlefever@theriviera.com                  Email:   BetsyT@cableone.net

FOR IMMEDIATE RELEASE:


                 RIVIERA REPORTS RESULTS FOR SECOND QUARTER 2006


         LAS VEGAS, NV - July 28, 2006 -- Riviera Holdings Corporation (AMEX:
RIV) today reported financial results for the three month and six month periods ended June 30, 2006. Net revenues for the quarter were $52.4 million, down $820,000 or 1.5 percent from the second quarter of 2005. Income from operations was $6.9 million, up $1.3 million or 23 percent from the second quarter of 2005. Included in operating income in the second quarter of 2006 was $190,000 in equity-based compensation costs related to stock option expense compared to $932,000 in 2005. Adjusted EBITDA (1) was $11.1 million in the second quarter of 2006 compared to $10.6 million in 2005. Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairments, Sarbanes-Oxley Act expenses and mergers, acquisitions and development costs, as shown in the reconciliation with net income in the tables of this release (See Notes 1 and 2 to the Financial Summary table). Net income for the quarter was $418,000, or $0.03 per share, up $1.4 million from the second quarter of 2005 when the Company had a net loss of $1.0 million.

Second Quarter 2006 Developments

o Riviera Black Hawk net revenue was consistent with 2005 o Riviera Black Hawk EBITDA was down $372,000 or 9.1 percent o Riviera Las Vegas net revenue was down $839,000 or 2.1 percent o Riviera Las Vegas EBITDA was up $734,000 or 9.6 percent o The Company has $25 million in cash plus a $30 million revolver

Six Months Ended June 30, 2006

         Net revenues for the six months ended June 30, 2006 were $104.1 million, down $1.6 million or 1.5 percent from the same period in 2005. Income from operations was $14.7 million, up $320,000 or 2.2 percent from the 2005 period. Adjusted EBITDA (1) was $22.7 million, up $485,000 or 2.2 percent from the 2005 period.

         Net income for the six months ended June 30, 2006 was $1.7 million, or $0.14 per share, compared to net income of $1.1 million, or $0.09 per share for the six months ended June 30, 2005.


First Six Months of 2006 Developments

o Riviera Black Hawk net revenue was up $165,000 or 0.6 percent
o Riviera Black Hawk EBITDA was down $123,000 or 1.5 percent
o Riviera Las Vegas net revenue was down $1.8 million or 2.2 percent
o Riviera Las Vegas EBITDA was up $348,000 or 2.1 percent


Riviera Las Vegas

         "Our Las Vegas property had a solid second quarter. Although revenue comparisons to the same period in the prior year are down 2.1 percent, EBITDA increased $734,000, or 9.6 percent. Second quarter slot revenues increased $914,000 or 7.2 percent over the same quarter in 2005. Slot revenues increased due to revised marketing programs and the success of our aggressive marketing of Westward Ho customers," commented Robert Vannucci, President of Riviera Las Vegas.

         Room revenue increases were attributable to increases in the ADR (Average Daily Rate). ADR for the second quarter of 2006 was $75.99, an increase of $2.95, or 4.0 percent over 2005. RevPar (Revenue Per Available Room) increased $3.18, or 4.6 percent. "EBITDA in Las Vegas increased $734,000, or 9.6 percent. Revenue increases in our slots and room divisions combined with revisions in our gaming marketing, entertainment operations and other controlled operating costs produced an EBITDA margin of 21.1 percent compared to 18.8 percent in the same quarter of 2005," said Mr. Vannucci.


Riviera Black Hawk

         William L. Westerman, the Company's Chief Executive Officer, said, "We are pleased with the second quarter results in Black Hawk given the competitive pressures in that market. Our EBITDA margin of 29.1 percent remains competitive and provides a good return for the Company. After many delays, the extension of Main Street to Route 119 reopened at the end of June. This means we are the first property on the right-hand side of the road when drivers enter the City of Black Hawk through Main Street.

         "We believe the delayed reopening of the Main Street expansion until the end of June and the increase in gas prices affected our second quarter earnings. The additional capacity in the market has not generated additional coin-in. As a result, the competitive environment has already intensified. However, with the reopening of the Main Street expansion, which enhances our excellent location, we expect to continue our strong market position."

Consolidated Operations

         Mr. Westerman, said, "I am pleased that despite the attention that has been devoted to our merger agreement and the upcoming shareholder vote, our team has remained focused on the day-to-day operations of running our Company, enabling, us to achieve financial results consistent with those in 2005."

Conference Call Information

         In conjunction with the release of second quarter 2006 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Daylight Time today, Friday, July 28, 2006. Investors can listen to the call via the Internet at www.rivierahotel.com or by dialing (888) 889-5345. The conference call rebroadcast will be available at (877) 519-4471, code 7592523.

Forward -Looking Statements

The forward-looking statements in this news release, which reflect our best judgment based on factors currently known to us, involve significant risks and uncertainties including our merger agreement and the upcoming vote on it by our shareholders, hotel and casino market conditions, increases in energy costs, general economic and political conditions, regulatory requirements and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Our actual results may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings Corporation

Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange under the symbol RIV.

                                - Tables Follow -

Riviera Holdings Corporation and Subsidiaries
Financial Summary
(Amounts in thousands except per share amounts)
                              Three Months Ended June 30            Six Months Ended June 30
                              --------------------------            ------------------------
                            2006      2005      Var     %Var    2006      2005      Var      %Var
                            ----      ----      ---     ----    ----      ----      ---      ----
Net Revenues:
Riviera Las Vegas           $39,662   $40,501  $ (839)   -2.1%  $78,088  $ 79,848 $(1,760)     -2.2%

Riviera Black Hawk           12,775    12,756       19    0.1%   26,038    25,873      165      0.6%
                            ---------------------------         ---------------------------
  Total Net Revenues         52,437    53,257    (820)   -1.5%  104,126   105,721  (1,595)     -1.5%
Operating Income:
Riviera Las Vegas             6,567     5,647      920   16.3%   13,209    12,755      454      3.6%
Riviera Black Hawk            2,340     2,473    (133)   -5.4%    5,093     4,863      230      4.7%
Mergers, Acquisitions and
  Development Costs, net      (761)     (165)    (596)  361.2%    (878)       502  (1,380)   -274.9%
Sarbanes-Oxley Act Expenses    (47)     (270)      223  -82.6%    (275)     (270)      (5)      1.9%
Equity-based Compensation     (190)     (932)      742  -79.6%    (406)     (985)      579    -58.8%
Asset Impairment                (3)         0      (3)     N/A     (16)     (198)      182    -91.9%
Corporate Expenses          (1,011)   (1,146)      135   11.8%  (2,043)   (2,303)      260     11.3%
                            ---------------------------         ---------------------------
  Total Operating Income      6,895     5,607    1,288   23.0%   14,684    14,364      320      2.2%
Adjusted EBITDA (1):
Riviera Las Vegas             8,350     7,616      734    9.6%   16,817    16,469      348      2.1%
Riviera Black Hawk            3,716     4,088    (372)   -9.1%    7,904     8,027    (123)     -1.5%
Corporate Expenses          (1,011)   (1,146)      135   11.8%  (2,043)   (2,303)      260     11.3%
                            ---------------------------         ---------------------------
  Total EBITDA               11,055    10,558      497    4.7%   22,678    22,193      485      2.2%
Adjusted EBITDA Margin (2):
Riviera Las Vegas             21.1%     18.8%     2.2%            21.5%     20.6%     0.9%
Riviera Black Hawk            29.1%     32.0%    -3.0%            30.4%     31.0%    -0.7%
Consolidated                  21.1%     19.8%     1.3%            21.8%     21.0%     0.8%
 Net income (loss)           $  418 $ (1,003)  $ 1,421          $ 1,698   $ 1,135    $ 563
EARNINGS PER SHARE DATA:

Weighted average basic
    shares outstanding       12,040    12,182    (142)           12,001    11,986       15
 Basic earnings (loss)
    per share               $  0.03  $ (0.08)    $0.11          $  0.14    $ 0.09   $ 0.05

Weighted average diluted
    shares outstanding       12,326    12,182      144           12,271    12,267
 Diluted earnings (loss)
    per share               $  0.03  $ (0.08)   $ 0.11          $  0.14    $ 0.09   $ 0.05

(1) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity-based compensation, asset impairment, Sarbanes-Oxley Act expenses and mergers, acquisitions and development costs, net, as shown in the reconciliation with net income (loss) in the tables below in this release. In 2004, we entered into confidential discussions regarding a potential sale of our company. Discussions with one potential buyer, which commenced in 2004, ended in 2005, and we retained a $1 million fee paid to us by that party. Such amount is reflected in mergers, acquisitions and developments costs, net, for the second quarter of 2005. Adjusted EBITDA is presented solely as a supplemental disclosure because we believe that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. We use property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of our business segment properties' performance, including the evaluation of our operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of our operating performance, as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report EBITDA or Adjusted EBITDA information may calculate it in a different manner than we do. A reconciliation of net income (loss) to Adjusted EBITDA is included in the tables below in this release.
(2) Adjusted EBITDA margins represent Adjusted EBITDA divided by Net Revenues

Riviera Holdings Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Amounts in thousands)    Net                                         Sarbanes   Equity   Mergers,
                        Income    Interest Operating          Asset    Oxley Act  Based  Acq. & Dev. Mgmt. Adjusted
                        (Loss)    Expense   Income  Deprec. Impairment Expense    Comp   Costs, net   Fee   EBITDA
 Second Quarter 2006:

Riviera Las Vegas         $6,608     $  41  $ 6,567  $2,209                                       $  (426)  $8,350
Riviera Black Hawk           420   (1,920)    2,340     950                                           426    3,716
Corporate                (6,610)   (4,598)  (2,012)    -        3        47       190         761      -     (1,011)
                         ------- - -------  -------    ----     --       ---     ----        ----     ----  -------
                           $ 418  $(6,477)  $ 6,895  $3,159 $   3    $   47     $ 190      $  761      $  -  $11,055

 Second Quarter 2005:

Riviera Las Vegas         $5,649     $   2  $ 5,647  $2,481                                       $  (512)  $7,616
Riviera Black Hawk           543   (1,930)    2,473   1,103                                           512    4,088
Corporate                (7,195)   (4,682)  (2,513)    -        -       270       932         165       -   (1,146)
                       --------   -------  -------    ----    ----     ----      ----        ----     ----  -------
                        $(1,003)  $(6,610)  $ 5,607  $3,584   $ -    $  270     $ 932      $  165      $  -  $10,558

 Six Months Ended
 June 30, 2006:
                                           $
Riviera Las Vegas        $13,264    $   55   13,209  $4,541                                       $  (933) $16,817
Riviera Black Hawk         1,261   (3,832)    5,093   1,878                                           933    7,904
Corporate               (12,827)   (9,209)  (3,618)    -        16      275      406         878       -    (2,043)
                       ---------   -------  -------    ----    ---      ----     ----        ----     ----  -------
                         $1,698  $(12,986)  $14,684  $6,419  $  16    $ 275    $ 406      $  878      $  -  $22,678

 Six Months Ended
June 30, 2005:

Riviera Las Vegas        $12,758    $    3  $12,755  $4,737                                      $ (1,023) $16,469
Riviera Black Hawk           996   (3,867)    4,863   2,141                                         1,023    8,027
Corporate               (12,619)   (9,365)  (3,254)    -       198      270      985        (502)      -    (2,303)
                       ---------   -------  -------    ----    ----     ----     ----       -----     ----  -------
                         $1,135 $ (13,229) $ 14,364  $6,878  $ 198    $ 270    $ 985     $  (502)     $  -  $22,193

Balance Sheet Summary
                                 June 30,  Dec 31,
                                   2006     2005
                                     -------------------
Cash and short term investments        $25,260  $20,571

Total current assets                    32,949   30,797

Property and equipment, net            169,812  171,130

Total assets                           211,764  211,769

Total current liabilities               23,696   25,305
Long-term debt, net of current
portion                                214,369  214,607

Total shareholders' deficiency        (28,908) (31,269)

RIVIERA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
                                  Three Months Ended         Six Months Ended
                                       June 30,                June 30,
                                   2006        2005        2006        2005
                               ------------------------- -----------------------
Revenues:
  Casino                         $   29,862   $  28,577  $   56,944  $   56,060

  Rooms                              14,246      13,770      29,089      27,195

  Food and beverage                   8,746       9,368      17,644      18,211

  Entertainment                       3,860       4,230       7,541       9,112

  Other                               1,733       2,248       3,436       4,285
                               ------------------------- -----------------------
       Total                                     58,193     114,654     114,863
                                     58,447
   Less promotional allowances        6,010       4,936      10,528       9,142
                               ------------------------- -----------------------
            Net revenues                         53,257     104,126     105,721
                                     52,437
                               ------------------------- -----------------------
COSTS AND EXPENSES:
  Direct costs and expenses
   of operating departments:

    Casino                           15,222      14,996      29,042      28,860

    Rooms                             6,895       7,196      13,684      13,754

    Food and beverage                 6,155       6,581      12,487      12,634

    Entertainment                     2,793       3,525       5,435       7,195

    Other                               333         814         799       1,493
  Other operating expenses:

    General and administrative        9,984       9,587      20,001      19,592

    Mergers, Acquisitions and
      Development Costs, net            761         165         878       (502)

    Sarbanes-Oxley Act Expenses          47         270         275         270

    Equity Based Compensation           190         932         406         985

    Asset Impairment                      3           -          16         198

    Depreciation and amortization     3,159       3,584       6,419       6,878
                                 -------------------------------------------------
  Total costs and expenses           45,542      47,650      89,442      91,357
                                 -------------------------------------------------
INCOME FROM OPERATIONS                6,895       5,607      14,684      14,364

            Net interest expense     (6,477)     (6,610)    (12,986)    (13,229)
                                 -------------------------------------------------
NET INCOME (LOSS)                  $    418  $   (1,003)   $  1,698   $   1,135
                                 =================================================
EARNINGS PER SHARE DATA:
Shares used in calculating net income
  (loss) per common share:

Basic                                12,040      12,182      12,001      11,986

Diluted                              12,326      12,182      12,271      12,267

Net Income (loss) per
  common share

Basic                            $    0.03  $   (0.08)    $   0.14   $    0.09

Diluted                          $    0.03  $   (0.08)    $   0.14   $    0.09